Exhibit 99.1

Mega Matrix Corp. Announces Approval of Redomicile Merger to Cayman Islands

Plans to Complete Redomicile on October 8, 2024

PALO ALTO, Calif., September 25, 2024 -- Mega Matrix Corp. (“MPU” or the “Company”) (NYSE American: MPU) today announced that its stockholders have approved the adoption of the Third Amended and Restated Agreement and Plan of Merger (“Merger Agreement”), dated as of May 31, 2024, which provides for a redomicile of the Company to the Cayman Islands through a merger.

Pursuant to the Merger Agreement, each one (1) share of the Company’s common stock, $0.001 par value per share, acquired prior to the effective date will be converted into the right to receive one (1) Class A ordinary share, par value $0.001 per share (“Class A Ordinary Shares”), of Mega Matrix Inc., an exempted company incorporated under the laws of the Cayman Islands (“MPU Cayman”). As a result of the redomicile merger, MPU Cayman will become the parent company of MPU (“Redomicile Merger”).

The Company expects the Redomicile Merger to become effective on October 8, 2024, and on October 9, 2024, MPU Cayman Class A Ordinary Shares will begin trading on the NYSE American under the trading symbol “MPU”, the same symbol as the common stock of the Company. The CUSIP number for MPU Cayman Class A Ordinary Shares is G6005C 108.

About Mega Matrix: Mega Matrix Corp. (NYSE American: MPU) is a holding company that operates FlexTV, a short-video streaming platform and producer of short dramas, through its wholly-owned indirect subsidiary, Yuder Pte, Ltd. Mega Matrix Corp. is a Delaware corporation headquartered in Palo Alto, CA. For more information, please contact info@megamatrix.io or visit: http://www.megamatrix.io or follow us on social media via X (Twitter), Facebook or LinkedIn @megamatrixmpu.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: that the Company will effect the Redomicile Merger and that the MPU Cayman Class A Ordinary Shares will begin trading on the NYSE American on October 9, 2024. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Disclosure Channels

We announce material information about the Company and its services and for complying with our disclosure obligation under Regulation FD via the following social media channels:

X (f/k/a Twitter):	twitter.com/MegaMatrixMPU
facebook.com/megamatrixmpu

Facebook:	facebook.com/flextvus

LinkedIn:	linkedin.com/company/megamatrixmpu

TikTok:	tiktok.com/@flextv_english

YouTube:	youtube.com/@FlexTV_English

The Company will also use its landing page on its corporate website (www.megamatrix.io) to host social media disclosures and/or links to/from such disclosures. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our website, press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our website.

Contact: Info@megamatrix.io